Exhibit 99.3

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear                             :

As you know, on September 12, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Arroyo Video Solutions, Inc. (“Arroyo”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Andorra Acquisition Corp., and Arroyo dated August 18, 2006 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Arroyo common stock granted to you under the Arroyo 2003 Equity Incentive Plan (herein referred to as the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Arroyo under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Arroyo common stock granted to you under the Plan (the “Arroyo Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Arroyo (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Arroyo Option(s) that are required by the Acquisition.

The table below summarizes your Arroyo Option(s) immediately before and after the Acquisition:

ARROYO OPTION				ASSUMED ARROYO OPTION
Grant Date	Option Type	No. of Arroyo Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0692904656 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Arroyo Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. If applicable, and to the extent allowable by law, the adjustments are also intended to retain incentive stock option (“ISO”) status under U.S. tax laws. The number of shares of Cisco common stock subject to your assumed Arroyo Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Arroyo Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Arroyo Option(s) was determined by dividing the exercise price per share of your Arroyo Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Arroyo will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Arroyo Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). In accordance with Cisco’s policies the only permissible methods to exercise your assumed Arroyo Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Arroyo Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Arroyo Option(s) may be “early exercised” (i.e., an assumed Arroyo Option may be exercised for shares of Cisco common stock only to the extent the assumed Arroyo Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Arroyo Option(s) to the extent outstanding at the time of termination after which time your assumed Arroyo Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Arroyo Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation (the telephone number is                         ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Arroyo Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

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Please sign and date this Agreement, as soon as possible, and hand deliver to                      or fax to her at the following number:                         .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Arroyo Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Arroyo Option(s), please contact Mark Miller at                             .

CISCO SYSTEMS, INC.

By:
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Arroyo Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Arroyo Option(s), the Plan and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2006
-Optionee
Address:_______________________________________________________________

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

FOR EMPLOYEES OUTSIDE THE U.S.

Dear                             :

As you know, on September 12, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Arroyo Video Solutions, Inc. (“Arroyo”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Andorra Acquisition Corp., and Arroyo dated August 18, 2006 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Arroyo common stock granted to you under the Arroyo 2003 Equity Incentive Plan (herein referred to as the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Arroyo under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Arroyo common stock granted to you under the Plan (the “Arroyo Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Arroyo (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Arroyo Option(s) that are required by the Acquisition.

The table below summarizes your Arroyo Option(s) immediately before and after the Acquisition:

ARROYO OPTION				ASSUMED ARROYO OPTION
Grant Date	Option Type	No. of Arroyo Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0692904656 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Arroyo Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Arroyo Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Arroyo Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Arroyo Option(s) was determined by dividing the exercise price per share of your Arroyo Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board”

means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Arroyo will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Arroyo Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). In accordance with Cisco’s policies the only permissible methods to exercise your assumed Arroyo Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Arroyo Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Arroyo Option(s) may be “early exercised” (i.e., an assumed Arroyo Option may be exercised for shares of Cisco common stock only to the extent the assumed Arroyo Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Arroyo Option(s) to the extent outstanding at the time of termination after which time your assumed Arroyo Option(s) will expire and NOT be exercisable for Cisco common stock.

Regardless of any action Arroyo, Cisco or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding related to your Arroyo Options (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Arroyo, Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Arroyo Option grant, including the grant, vesting, conversion into options over Cisco stock or exercise of the Arroyo Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the conversion of Arroyo Options into Cisco options or any aspect of the Arroyo Option to reduce or eliminate your liability for Tax-Related Items.

Prior to exercise of any Arroyo Options, you agree to pay or make adequate arrangements satisfactory to Cisco and/or the Employer to satisfy all withholding and payment on account obligations of Cisco and/or the Employer. In this regard, you authorize Cisco and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Cisco and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Cisco may (1) sell or arrange for the sale of shares of Common Stock that you acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Cisco only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, you shall pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of shares of Common Stock that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, refuse to convert your Arroyo Options and/or refuse to deliver the shares of Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Arroyo, the Employer, and Cisco and its present and future subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Cisco and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Cisco, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that each recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon exercise of the Arroyo Options. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

By signing below, you hereby acknowledge and agree as follows: (a) the terms of each of your Arroyo Options and this Agreement are governed by California law notwithstanding any choice of law provided in the Option Agreements; (b) all benefits arising out of the Arroyo Options arise outside the scope of your employment; (c) neither the grant of Arroyo Options nor this Agreement establish a working relationship between you and Arroyo or Cisco; (d) you understand that the conversion and adjustment of each of your Arroyo Options to Cisco options may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such Arroyo Options and that neither Arroyo nor Cisco or your Employer take any responsibility or liability with respect to the loss of tax and social insurance qualified status of your Arroyo Options; (e) that you received information regarding the adjustment and conversion of your Arroyo Options for the purposes of disclosure under local securities laws; and (f) you acknowledge that exercise of your Arroyo Options is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise your Arroyo Option would not be compliant with applicable foreign securities laws, you will not be permitted to exercise the Arroyo Options.

Furthermore, you generally and completely release Arroyo, Cisco, and their successors, predecessors, subsidiaries and affiliates and their respective directors, officers and employees from all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time with respect to each of your Arroyo Options. This general release includes, but is not limited to, all claims arising from or related to the conversion of Arroyo Options, including but not limited to any loss of tax and social insurance qualified status of each of your Arroyo Options due to the conversion and adjustment into Cisco options and any inability to obtain a refund with respect to taxes or social insurance contributions already paid on the Arroyo Options. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[CHINA: As a resident of China you may exercise your Arroyo Options only through a cashless-sell all method of exercise pursuant to which to provide a broker with irrevocable instructions to exercise your option and immediately sell all shares that you are entitled to at exercise and remit the sales proceeds less the exercise price, Tax-Related Items and brokers fees’ (if any) to you in cash. The other methods of exercise described above will not be available to you.]

To exercise your assumed Arroyo Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation (the telephone number is                     ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Arroyo Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

Please sign and date this Agreement, as soon as possible, and hand deliver to                      or fax to her at the following number:                     .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Arroyo Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Arroyo Option(s), please contact Mark Miller at                     .

CISCO SYSTEMS, INC.

By:
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Arroyo Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Arroyo Option(s), the Plan and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2006
-Optionee
Address:_______________________________________________________________

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus